Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

June 30, 2022

Shareholders, Clients and Team Members:

I am proud to report that, as a direct result of the ongoing efforts of the Company’s dedicated team members in implementing our Strategic Plan, your Company reported positive results for the first half of 2022. Those positive results include income before taxes of $5.2 million, return on average assets of 0.87%, and return on average equity of 12.7%. I am also pleased to report that after a review of your Company’s earnings, capital position, risk profile and strategic plan, your Board of Directors declared a $0.21 per share cash dividend, payable to shareholders on September 15, 2022. The dividend is approximately 32% of the reported net income for the second quarter of 2022.

As the result of record inflation, rapidly rising interest rates, and recession fears, the banking industry and our overall economy continues to face significant headwinds. These headwinds had a significant negative impact on your Company’s financial performance, including significant reductions in residential mortgage activity, funding costs pressure, and tepid loan demand. While these factors were formidable obstacles, the team was able to grow deposits and relationship loans at a steady pace and maintain a reasonable net interest margin at 3.52%.

The continued accomplishments of your Company are the undeniable result of the ongoing efforts of the Company’s dedicated team members and Board of Directors in implementing our Strategic Plan. Their efforts and our strong corporate values of respect for and accountability to our shareholders, clients, colleagues, and communities are the foundation for the continued success of your Company. Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Six months ended June 30, 2022	Six months ended June 30, 2021
	(dollars in thousands, except per share data)
CONDENSED STATEMENTS OF INCOME
Interest income	$18,018	$18,738
Interest expense	1,134	1,648
Net interest income	16,884	17,090
Provision for loan losses	-	300
Net interest income after provision for loan losses	16,884	16,790
Non-interest income	5,307	9,518
Non-interest expense	16,963	18,179
Income before income taxes	5,228	8,129
Provision for income taxes	538	1,357
Net income	$4,690	$6,772

Average common shares outstanding (basic)	3,278,731	3,278,347

PER COMMON SHARE
Net income	$1.43	$2.07
Book value	$26.57	$35.29
Tangible book value (non-GAAP)*	$17.71	$26.39
Closing price	$28.46	$35.80

FINANCIAL RATIOS
Return on average assets	0.87%	1.32%
Return on average tangible equity (non-GAAP)*	12.66%	16.21%
Net interest margin, tax equivalent (non-GAAP)*	3.52%	3.69%
Efficiency ratio (non-GAAP)*	74.83%	67.42%
Loans to deposits	62.67%	67.27%

PERIOD END BALANCES

	As of June 30, 2022	As of December 31, 2021
Assets	$1,110,640	$1,076,556
Loans, gross	$625,562	$609,559
Deposits	$998,191	$930,413
Shareholders' equity	$87,122	$119,095

Common shares outstanding	3,279,513	3,272,585

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	June 30, 2022	June 30, 2021
Shareholders' equity	$87,122	$115,716
Less goodwill and other intangibles	29,045	29,187
Tangible common equity	$58,077	$86,529
Average Shareholders' equity	$103,158	$112,750
Less average goodwill and other intangibles	29,074	29,217
Average tangible common equity	$74,084	$83,533

Tangible Book Value Per Common Share
Tangible common equity (a)	$58,077	$86,529
Total common shares issued and outstanding (b)	3,279,513	3,279,076
Tangible book value per common share (a)/(b)	$17.71	$26.39

Return on Average Tangible Equity
Net income, annualized (c)	$9,380	$13,544
Average tangible common equity (d)	$74,084	$83,533
Return on average tangible common equity (c/d)	12.66%	16.21%

Net Interest Margin, Tax-Equivalent
Net interest income, annualized	$33,768	$34,180
Tax-equivalent adjustment, annualized	956	710
Tax-equivalent net interest income, annualized (e)	$34,724	$34,890
Average earning assets (f)	$985,369	$946,361
Net interest margin, tax-equivalent (e)/(f)	3.52%	3.69%

Efficiency Ratio, Tax-Equivalent
Non-interest expense, annualized (g)	$33,926	$36,358
Tax-equivalent net interest income, annualized	34,724	34,890
Non-interest income, annualized	10,614	19,036
Total revenue, annualized (h)	$45,338	$53,926
Efficiency ratio (g)/(h)	74.83%	67.42%

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Heather M. Oatman - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry H. Edward Rigel	David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth Dr. Jane M. Wood Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

222 S. Main St., Unit 1

Findlay, OH 45840

419-659-2141

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

240 W. Fifth St.

Marysville, OH 43040

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245 W. Main St.

Ottawa, OH 45875

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103 E. Perry St.

Paulding, OH 45879

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132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

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468 Polaris Parkway

Westerville, OH 43082

614-269-4402